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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-72970, No. 33-82452, No. 33-93092, No. 333-18407 and No.
333-21587) pertaining to the 1988 Stock Option Plan, 1990 Stock Option Plan, 1993 Employee Qualified Stock Purchase Plan, 1992 Key Executive Stock Option Plan, 1994 Outside Director Stock Option Plan, 1996 Supplemental Stock Plan and SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, and in the Registration Statement (Form S3, No. 333-22907) of our report dated January 16, 1997, on our audits of the consolidated financial statements and financial statement schedule of Quickturn Design Systems, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.

                                    /s/ Coopers & Lybrand L.L.P.

San Jose, California
March 26, 1997